Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Investment Corporation II Provides Overview of Results for Fiscal 2012 and

Announces Details of Annual Stockholder Conference Call

PHILADELPHIA, PA, March 28, 2013 – FS Investment Corporation II (“FSIC II”), a business development company focused primarily on investing in the debt securities of private U.S. companies, provides an overview of its operating results for the year ended December 31, 2012. As previously announced, FSIC II will hold its annual stockholder conference call at 3:00 p.m. Eastern Time on Wednesday, April 3, 2013 to discuss these results. Information for those interested in participating in the call can be found below.

Financial Highlights

•	As of March 14, 2013, FSIC II had raised total equity capital of approximately $884.3 million, including approximately $22.2 million raised from investors affiliated with FSIC II’s sponsor, Franklin Square Capital Partners, and its sub-adviser, GSO / Blackstone.
•	During the year ended December 31, 2012, FSIC II generated:
o	Total GAAP-basis net investment income of approximately $2.8 million, or $0.12 per share;
o	Total net realized gains of approximately $4.0 million, or $0.17 per share; and
o	Total net unrealized appreciation of approximately $13.5 million, or $0.56 per share.

•	From June 18, 2012, when FSIC II commenced operations, through December 31, 2012, FSIC II generated a GAAP-basis total return of approximately 6.11%.
•	During the year ended December 31, 2012, FSIC II also:
o	Paid cash distributions to stockholders totaling $0.3947 per share;
o	Increased its public offering price three times from an initial price of $10.00 per share on June 18, 2012 to $10.20 per share as of December 31, 2012; and
o	Increased the amount of its regular semi-monthly cash distribution three times.
•	As of December 31, 2012:
o	FSIC II’s portfolio was comprised of investments in 88 portfolio companies, consisting primarily of senior secured debt;
o	The weighted average purchase price of the investments in FSIC II’s portfolio was 95.9% of par or stated value, as applicable;
o	FSIC II’s estimated gross annual portfolio yield, prior to leverage, was 10.3% based on the purchase price of its investments;
o	The weighted average credit rating of the investments in FSIC II’s portfolio that were rated was B3 based on the Moody’s scale; and
o	Approximately 47% of FSIC II's portfolio was invested in non-broadly syndicated investments, which includes any investment that is considered proprietary, an anchor order, an opportunistic or event driven investment or a collateralized security.

Recent Notable Announcements

•	In 2013, FSIC II has increased its public offering price four times, resulting in an increase of $0.20 per share from $10.20 per share to $10.40 per share.
•	On January 2, 2013, FSIC II completed its tender offer for the fourth quarter of 2012. No shares were tendered for repurchase in the offer.
•	On February 6, 2013, FSIC II amended its financing arrangement with JPMorgan Chase Bank to increase the amount available under the facility from $150 million to $300 million and extend the maturity of the facility to February 20, 2017.

Annual Stockholder Conference Call

FSIC II will hold its annual stockholder conference call on Wednesday, April 3, 2013, at 3:00 p.m. Eastern Time. In order to participate, interested parties should dial (888) 895-5271 at least 5 minutes prior to the beginning of the conference call and provide the confirmation code 34362252 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under the “Investor Relations” section of FSIC II’s website (www.fsinvestmentcorpII.com), and will be available for a period of 30 days following the call.

About FS Investment Corporation II

FSIC II is a publicly registered, non-traded business development company and is the third investment fund sponsored by Franklin Square Capital Partners (“Franklin Square”). FSIC II focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC II is managed by FSIC II Advisor, LLC and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (“GSO”). GSO, with approximately $56.4 billion in assets under management as of December 31, 2012, is the credit platform of The Blackstone Group L.P. For more information, please visit www.fsinvestmentcorpII.com.

About Franklin Square Capital Partners

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded business development company. The firm currently manages three funds with over $5 billion* in assets. Each fund is sub-advised by GSO Capital Partners LP, a world-leading private debt asset manager and the credit platform of The Blackstone Group L.P.

Forbes Magazine ranked Franklin Square 13th on its 2013 list of America’s Most Promising Companies. Franklin Square distributes its funds through its affiliated broker-dealer, FS2 Capital Partners, LLC. For more information, please visit www.franklinsquare.com.

* Assets under management as of September 30, 2012.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC II’s Annual Report on Form 10-K for the year ended December 31, 2012, which FSIC II filed with the Securities and Exchange Commission (“SEC”) on March 26, 2013, as well as FSIC II’s other reports filed with the SEC. A copy of FSIC II’s Annual Report on Form 10-K for the year ended December 31, 2012 and FSIC II’s other reports filed with the SEC can be found on FSIC II’s website at www.fsinvestmentcorpII.com and the SEC’s website at www.sec.gov.

FSIC II’s gross annual portfolio yield, prior to leverage, represents the expected yield to be generated by FSIC II on its investment portfolio based on the composition of its portfolio as of December 31, 2012. The portfolio yield does not represent an actual investment return to stockholders.

Certain Information About Distributions

The determination of the tax attributes of FSIC II’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC II intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC II’s shares of common stock is subject to the discretion of its board of directors and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC II may fund its cash distributions to stockholders from any sources of funds available to it, including expense reimbursements from Franklin Square Holdings, L.P., as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC II has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC II will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of FSIC II. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC II makes with the SEC. FSIC II undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.